TERMINATION OF
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Termination, dated as of the 16th day of May, 2008, of the Amended and Restated Employment Agreement dated as of January 3, 2006, as amended on February 7, 2008 (the “Agreement”), by and between Symbollon Pharmaceuticals, Inc., a Delaware corporation with its principal place of business at 37 Loring Drive, Framingham, MA  01702 (the "Company"), and Paul C. Desjourdy, residing at 25 Eastmount Road, Medfield, MA  02052 (the "Employee").  Capitalized terms used but not defined herein shall have the meaning as defined in the Agreement.  Except as amended below, all terms and conditions of the Agreement shall remain in full force and effect.

In consideration of the mutual promises contained in this Termination, the parties agree as follows:

1.  Section 2 of the Agreement shall be modified such that the term of the Agreement shall be limited to June 30, 2008.

2.  Section 8 shall have no force and effect upon the termination of the Agreement.  As partial incentive for executing this Termination, the Employee shall receive health and dental insurance substantially similar to that which the Employee was receiving immediately prior to the termination of his employment until the earlier of: (a) June 30, 2009 or (b) the date the Employee is covered by substantially similar insurance.

3.  As additional incentive to execute this Termination, the 900,000 restricted shares of Class A Common Stock granted to the Employee on February 7, 2008 shall become fully vested, without any further restrictions, as of the date of this Termination.

4.    Starting July 1, 2008, the Employee shall be hired as President, Chief Executive Officer, Treasurer, General Counsel and Chief Financial Officer of the Company at a monthly rate of $18,000 per month.  Such employment shall run month to month until terminated by either party upon 30 day advance written notice.

IN WITNESS WHEREOF, the parties have caused this Termination to be executed as of the date and year first above written.

SYMBOLLON PHARMACEUTICALS, INC.

By: /s/ Jack H. Kessler______________
Jack H. Kessler
Chairman of the Board

/s/ Paul C. Desjourdy_______________
Paul C. Desjourdy